Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
Date: April 17, 2015	Charles N. Funk	Gary J. Ortale
	President & CEO	EVP & CFO
	319.356.5800	319.356.5800

MIDWESTONE FINANCIAL GROUP ANNOUNCES REGULATORY APPROVAL OF PENDING MERGER TRANSACTION, DECLARES DIVIDEND

Iowa City, IA (April 17, 2015) -- MidWestOne Financial Group, Inc. (NASDAQ: MOFG), parent company of MidWestOne Bank, today announced that the necessary regulatory approval had been received related to the proposed merger with Central Bancshares, Inc., a Minnesota corporation and parent company of Central Bank, Golden Valley, Minnesota. A special shareholder meeting will be held on April 23, 2015, at which the Company's shareholders will vote on approval of the merger, which approval is required to complete the merger. The completion of the merger is also subject to other customary closing conditions. Subject to the completion of all closing conditions, the Company expects the merger to be completed in May 2015.
The Company also announced that on April 16, 2015 the Company's Board of Directors declared a second quarter cash dividend of $0.15 per common share, which is the same as the dividend paid last quarter. The dividend is payable June 15, 2015 to shareholders of record at the close of business on June 1, 2015. At this quarterly rate, the indicated annual cash dividend is equal to $0.60 per common share.

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About MidWestOne Financial Group, Inc.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. The Company's bank subsidiary, MidWestOne Bank, is also headquartered in Iowa City. MidWestOne Bank has office locations in Belle Plaine, Burlington, Cedar Falls, Conrad, Coralville, Davenport, Fairfield, Fort Madison, Melbourne, North English, North Liberty, Oskaloosa, Ottumwa, Parkersburg, Pella, Sigourney, Waterloo and West Liberty, Iowa. MidWestOne Insurance Services, Inc. provides personal and business insurance services in Cedar Falls, Conrad, Melbourne, Oskaloosa, Parkersburg, and Pella, Iowa.
Cautionary Note Regarding Forward-Looking Statements
Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this document and are based on current expectations and involve a number of assumptions. These include, among other things, statements regarding future results or expectations. MidWestOne Financial Group intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could cause actual results to differ from those set forth in the forward-looking statements or that could have a material effect on the operations and future prospects of the Company include, but are not limited to: (1) the strength of the local and national economy; (2) changes in interest rates, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board, and changes in the scope and cost of Federal Deposit Insurance Corporation insurance and fees; (3) the loss of key executives or employees; (4) changes in the quality and composition of the Company's loan and securities portfolios, demand for loan products and deposit

Exhibit 99.1

flows;(5) changes in the assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates; (6) the effects of competition and the overall demand for financial services in the Company's market areas; (7) the Company's ability to implement new technologies and develop and maintain secure and reliable electronic systems; (8) changes in accounting principles, policies, and guidelines; (9) the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as a part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; and (10) other risk factors detailed from time to time in filings made by the Company with the SEC.